SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Community Shores Bank Corporation

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1030 W. Norton Avenue
Muskegon, Michigan 49441

Notice of Annual Meeting of Shareholders
To Be Held on May 24, 2016

To our Shareholders:

The 2016 annual meeting of shareholders of Community Shores Bank Corporation will be held at the Muskegon Country Club, 2801 Lakeshore Drive, Muskegon, Michigan 49441, on Tuesday, May 24, 2016, at 9:00 a.m., local time. The meeting is being held for the purpose of considering and voting on the following matters:

1.	Election of two class III directors for a three-year term.
2.	Approval of the Community Shores Bank Corporation Stock Incentive Plan of 2016.
3.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016.
4.	An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement.
5.	Such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

All shareholders of record at the close of business on Thursday April 14, 2016 are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to the questions and answers beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Tuesday, May 17, 2016.

By Order of the Board of Directors,

Heather D. Brolick
President and Chief Executive Officer

Dated: April 25, 2016

Community Shores Bank Corporation

Proxy Statement
For the Annual Meeting of Shareholders
To Be Held on May 24, 2016

*	To be voted on at the meeting

i

April 25, 2016

Community Shores Bank Corporation
1030 W. Norton Avenue
Muskegon, Michigan 49441

Proxy Statement
For the Annual Meeting of Shareholders
To Be Held on May 24, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Shores Bank Corporation (“we,” “our” or “Community Shores”). The proxies are being solicited for use at the annual meeting of shareholders to be held on Tuesday, May 24, 2016 at 9:00 a.m., local time, at the Muskegon Country Club, 2801 Lakeshore Drive, Muskegon, Michigan 49441, and at any and all adjournments of the meeting. Distribution of this proxy statement is scheduled to begin on or about April 25, 2016.

Information About the Annual Meeting and Voting

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the election of directors, the approval of the Community Shores Bank Corporation Stock Incentive Plan of 2016, the ratification of the selection of our independent registered public accounting firm, and an advisory vote on the compensation of our named executive officers disclosed in this proxy statement.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares.

Who is entitled to vote?

The Board of Directors has set April 14, 2016 as the record date for the annual meeting. If you were a shareholder of record at the close of business on the record date, April 14, 2016, you are entitled to receive notice of the meeting and to vote your shares at the meeting. Holders of Community Shores common stock are entitled to one vote per share.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A. you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

What is a proxy statement?

It is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC.

How many shares must be present to hold the meeting?

At least a majority of the shares of our common stock outstanding on the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or
•	you have properly submitted a proxy by mail, telephone or internet.

As of the record date, 4,101,664 shares of our common stock were outstanding and entitled to vote. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, broker or nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;
•	electronically, using the internet; or
•	by completing, signing and mailing the enclosed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If, as of the record date, you are a shareholder of record and you attend the meeting, you may vote in person at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting. If you have questions about attending or would like directions to the annual meeting, please write to the Secretary, Community Shores Bank Corporation, 1030 W. Norton Avenue, Muskegon, Michigan 49441 or call 231-780-1858.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

•	FOR the election of all of the nominees for director;
•	FOR the approval of Community Shores Bank Corporation’s Stock Incentive Plan of 2016;
•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016;
•	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement; and
•	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, by voting in person at the meeting, or by delivering to our Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

What is the vote required to approve each matter?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for nominees to be elected as directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Stock Incentive Plan of 2016.  The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the Community Shores Bank Corporation Stock Incentive Plan of 2016. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the ratification of our independent registered public accounting firm. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Advisory approval of compensation of our named executive officers.  Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the shareholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of all of the nominees for director;
•	FOR the approval of the Community Shores Bank Corporation Stock Incentive Plan of 2016;
•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016; and
•	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees, and employees of our subsidiary, Community Shores Bank (the “Bank”), may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 24, 2016:

Our proxy statement and 2015 annual report are available at www.proxyvote.com.

Stock Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of our outstanding shares of common stock as of April 7, 2016.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class Beneficially Owned
Bruce J. Essex, Jr., Trustee of the Bruce J. Essex, Jr. 2016 Revocable Trust u/a/d January 11, 2016. 111 W. Western Avenue Muskegon, Michigan 49442 (1)	994,531	24.25%
Bruce J. Essex 111 W. Western Avenue Muskegon, Michigan 49442 (2)	829,046	20.21%
Robert L. Chandonnet 2925 Lincoln Street, Norton Shores, MI 49441 (3)	613,921	14.97%

(1)	This information is based on a Schedule 13D filed by Bruce J. Essex, Jr. and the Bruce J. Essex, Jr. 2016 Revocable Trust (the “Trust”) on April 7, 2016. The Schedule 13D discloses that Mr. Essex, Jr. and, the Trust, of which Bruce J. Essex, Jr. is the sole trustee, have shared voting and dispositive power for 994,531 shares. Mr. Essex, Jr.’s father, Bruce J. Essex, is a member of our Board of Directors.
(2)	This information is based on a Schedule 13D filed by Bruce J. Essex, who is a member of our Board of Directors, on April 7, 2016. The Schedule 13D discloses that Mr. Essex has sole voting and dispositive power for 807,697 of these shares, and shared voting and dispositive power for 21,349 of these shares.
(3)	This information is based on a Schedule 13G filed by Robert L. Chandonnet, who is a member of our Board of Directors, on April 7, 2016. The Schedule 13G discloses that Mr. Chandonnet has sole voting and dispositive power for 613,921 shares.

The following table presents information regarding the beneficial ownership of our common stock, as of April 7, 2016, by each of our directors, each nominee for election as a director, our executive officers named in the Summary Compensation Table, and all of our directors and executive officers as a group.

Name of Beneficial Owner	Amount Beneficially Owned (1)		Percent of Class Beneficially Owned (6)
Stanley L. Boelkins•	1,072		*
Gary F. Bogner•	143,899		3.5%
Heather D. Brolick•	32,737	(2)	*
Robert L. Chandonnet•	613,921		15.0%
Bruce J. Essex•	829,046	(3)	20.2%
Julie K. Greene•	175		*
Tracey A. Welsh	6,159	(4)	*
All directors and executive officers as a group (8 persons)	1,627,009	(5)	39.7%

•	Member of our Board of Directors.
*	Less than one percent.
(1)	The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the table.
(2)	Includes 9,410 shares that Ms. Brolick owns under the Bank’s 401(k) plan.
(3)	Includes 2,108 shares owned by Mr. Essex’s spouse.
(4)	Includes 5,857 shares that Ms. Welsh owns under the Bank’s 401(k) plan.
(5)	Includes 15,267 shares that such persons own under the Bank’s 401(k) plan.
(6)	The percentages shown are based on the 4,101,664 shares of our common stock outstanding as of April 7, 2016.

Proposal #1
Election of Directors

Classes of Directors and Nominees

Our articles of incorporation and bylaws provide that our Board of Directors will consist of between six and fifteen directors, with the exact number of directors determined from time to time by our Board of Directors. Our Board of Directors has presently fixed the number of directors at six. Our articles of incorporation and bylaws also provide that the directors will be divided into three classes — class I, class II and class III — with each class serving a staggered three-year term, and with the number of directors in each class being as nearly equal as possible.

There are currently two directors in each of class I, class II, and class III. Following this year’s annual meeting, the class I, class II and class III directors will serve until the annual meeting of shareholders that will be held in 2017, 2018 and 2019, respectively, and until their successors are elected and qualified. At each annual meeting of shareholders, directors of one of the three classes are elected for a term of three years to succeed the directors whose terms are expiring.

Our Board of Directors has nominated Heather D. Brolick and Bruce J. Essex, Sr. as class III directors for three-year terms expiring at the 2019 annual meeting. Ms. Brolick and Mr. Essex are presently class III directors, whose terms expire at the May 24, 2016 annual meeting. The other members of our Board, who are class I and II directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2017 and 2018 annual meetings, respectively.

Our Board of Directors recommends that you vote FOR each of the two nominees named above.

Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the election of the nominees. All of the nominees have indicated their willingness to continue to serve. If any nominee should become unwilling or unavailable to serve, our Board of Directors may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our Board of Directors has no reason to believe that any of the nominees will become unavailable.

Information About Directors, Nominees and Executive Officers

Information about our directors, nominees for election as a director, and executive officers is set forth below. Each nominee and continuing member of our Board of Directors is also a director of the Bank. There are no family relationships among any of our directors, nominees for director and executive officers.

Name, Age, and Position with Community Shores and the Bank	Has Served As Director Since	Year When Term As a Director Expires
Class I Directors
Gary F. Bogner, 73, Director, Non-officer Chairman of the Boards of Community Shores and the Bank	1998	2017
Robert L. Chandonnet, 71, Director, Non-officer Vice Chairman of the Boards of Community Shores and the Bank	1998	2017
Class II Directors
Stanley L. Boelkins, 80, Director	2013	2018
Julie K. Greene, 57, Director	2011	2018
Class III Directors (and nominees for terms expiring in 2019)
Heather D. Brolick, 56, Director, President and Chief Executive Officer of Community Shores and the Bank	2006	2016
Bruce J. Essex, 66, Director	1998	2016
Executive Officers (Who Are Not Also Directors)
Tracey A. Welsh, 50, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Community Shores and the Bank
Michael E. Skinner, 41, Senior Vice President and Chief Lending Officer of the Bank

Our executive officers are generally elected each year at the annual meeting of our Board of Directors that follows the annual meeting of our shareholders. Their terms of office are at the discretion of our Board of Directors.

The factual information below for each nominee for election as a director, each director whose term of office will continue after the annual meeting, and for each executive officer, has been provided by that person. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each should serve on our Board, in light of our business and structure were determined by our Board or its Governance Committee.

Stanley L. Boelkins (Director) is an Associate Broker with Capstone Real Estate LLC, and has served in that position since his retirement as a professional real estate appraiser in 2006. Mr. Boelkins has over 49 years of real estate appraisal experience in the greater Muskegon and Grand Haven market areas, having started his career in 1965 with Elden Nedeau and then establishing his own appraisal firm, Boelkins and Associates, in 1973. Mr. Boelkins is a past Board Member of the Grand Haven Township Board of Trustees and served on the Township’s Planning Commission. He served as past President of what is now the Great Lakes Chapter of the Appraisal Institute, and was a Board Member of Grand Haven Bank, a subsidiary of Capital Bank Corporation, from 1995 until 2009. Mr. Boelkins currently serves as Vice President of the Board of Directors of Timberland Charter Academy in Muskegon. We determined that Mr. Boelkins should be a member of our Board based on his many years as a business owner, professional appraiser, previous bank advisory board experience and extensive business relationships in both Muskegon and Grand Haven.

Gary F. Bogner (Director and Non-Officer Chairman of the Boards of Community Shores and the Bank) is a lifelong resident of Muskegon County. Mr. Bogner has been engaged in the business of real estate development since 1973, and during the past 28 years has also engaged in a number of commercial enterprises and served them in various director and officer positions. During 2001 and 2002, Mr. Bogner also served as President and a director of Safari Club International and Safari Club International Foundation, which are hunting and wildlife organizations. In addition, during the period from 1967 to 1983, Mr. Bogner was an airline captain with Northwest Airlines, and from 1978 to 1982 was an executive officer of the Airlines Pilot Association. We determined that Mr. Bogner should be a member of our Board based on a number of factors. Mr. Bogner has many years of experience in real estate development, and has been involved in setting up and operating many other businesses. He has demonstrated valuable leadership skills as Chairman of our Board.

Heather D. Brolick (President, Chief Executive Officer and a Director of Community Shores and the Bank) has over 35 years of commercial banking experience. Ms. Brolick has served as President and Chief Executive Officer of Community Shores and the Bank since 2006. From 1998 until 2006, Ms. Brolick served as Senior Vice President of Community Shores, and served as Secretary of Community Shores from 2000 through April of 2007. From 2003 until 2006, Ms. Brolick served as President and Chief Operating Officer of the Bank, and from 1999 until 2003, served as Senior Vice President Retail Lending and Operations of the Bank. Ms. Brolick served as Secretary of the Bank from 2000 through April of 2007. Ms. Brolick joined the Board of Directors of the Bank in 2003 and the Board of Directors of Community Shores in 2006. Ms. Brolick currently serves as a Director and Treasurer of the Board of the Employers Association of West Michigan; as a Member of the Bankers Advisory Board of the Graduate School of Banking at the University of Wisconsin-Madison; as a member of the Michigan Bankers Association Bank Management and Nominating Committees; as a member of Mercy Health Muskegon’s Finance Committee, and on the Board of Directors of The Chamber of Commerce Grand Haven, Spring Lake and Ferrysburg. Ms. Brolick also has served as past Board President and current Resource Committee Member of Harbor Hospice. Ms. Brolick’s broad range of experience in substantially all aspects of community banking, together with her well-developed leadership skills and service as our President and Chief Executive Officer led us to conclude that she should serve on our Board.

Robert L. Chandonnet (Director and Non-Officer Vice Chairman of the Boards of Community Shores and the Bank) is the owner and President of The Nugent Sand Company, Inc. (“Nugent Sand”), which provides foundry sand to many foundries in the Great Lakes Region. Mr. Chandonnet has worked in the foundry industry since 1966. He began working at Nugent Sand as Sales Manager in 1980, and progressed to President of Nugent Sand in 1989. Mr. Chandonnet purchased Nugent Sand from the prior owners in 1989. He is a member of the National Industrial Sand Association, American Foundry Society, and Muskegon Country Club. Mr. Chandonnet’s many years of experience leading a foundry sand business, and his involvement in many charitable and non-profit organizations in the local community, led us to conclude that he should be a member of our Board.

Bruce J. Essex (Director) sold his interest in the Port City Group, of which he was Chairman, in 2015. From 1982 until 2001, Mr. Essex owned and operated the Port City Group, a group of companies including Port City Die Cast, Port City Metal Products, Muskegon Castings Corp., and Mirror Image Tool. Mr. Essex has over 41 years of experience in the manufacturing field. He is a principal in Buck Snort Lodge Products, a retail store and manufacturer of cabinet hardware, and Snow Protect, LLC., a manufacturer of snow-ice retention products for metal roofs. We determined that Mr. Essex should be a member of our Board based on his many years of experience leading and operating successful die casting businesses, and his relationships in the business community.

Julie K. Greene (Director) is Chief Executive Officer of Muskegon SC, LLC, doing business as Muskegon Surgery Center, and has served in that position since 2009. Muskegon Surgery Center is a free-standing surgical facility jointly owned by several Muskegon area physicians and Mercy Health Partners. Ms. Greene is also Chief Executive Officer of Orthopedic Associates of Muskegon and has served in that position since 2012. From 2004 until 2009, she served as the Executive Director of Grand Valley Health Management, Inc. and Grand Valley Surgical center, LLC. Ms. Greene serves as the President of St. Thomas Educational Foundation, is past President and a member of Michigan Ambulatory Surgery Association, and is a member of the Ambulatory Surgery Center Association, the National Medical Group Management Association and the Michigan Medical Group Management Association. Ms. Greene’s considerable experience in the health care field and her extensive familiarity with regulations, audit requirements and compliance, as well as her professional management and leadership skills were major factors in our determination that she should be a member of our Board.

Tracey A. Welsh (Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Community Shores and the Bank) is a certified public accountant and has 26 years of bank accounting experience. Ms. Welsh joined Community Shores in 1998, before its initial public offering. She served as Controller of the Bank from early 1999, when the Bank commenced operations, until January of 2002. From 2002 through November of 2003, Ms. Welsh served as Vice President, Chief Financial Officer and Treasurer of Community Shores and Vice President and Chief Financial Officer of the Bank; and since November of 2003 has served as Senior Vice President, Chief Financial Officer and Treasurer of Community Shores and Senior Vice President and Chief Financial Officer of the Bank. Ms. Welsh has also served as Treasurer of the Bank since 2007 and as Secretary of Community Shores and the Bank since 2016. She is a member of the AICPA and serves on the Michigan Bankers Association’s Funds Management Committee. Ms. Welsh is the Treasurer and a Board member of the Timberland Charter Academy in Muskegon.

Michael E. Skinner (Senior Vice President and Chief Lending Officer of the Bank) has over 15 years of commercial banking experience. Mr. Skinner joined the Bank in 2015. Prior to joining the Bank, Mr. Skinner was a Vice President and Commercial Team Lead for The Bank of Holland from 2007 to 2015, where he was responsible for commercial lending, business development, and team lead/portfolio management in the Grand Rapids and West Michigan markets. Mr. Skinner was an owner, advisor and operator of Haskinner Plastic, Inc. from 1999 to 2006 when he oversaw the merger of LAI, LLC with Haskinner. Mr. Skinner remained with the Company until 2007. His professional memberships and involvement include various industry and trade associations, such as The Association for Corporate Growth, the Michigan Manufacturers Association and the Michigan Bankers Association. Mr. Skinner is also active in West Michigan based community and non-profit groups, including Leadership West Michigan, P.O.R.T and Kids Food Basket.

Corporate Governance

Director Independence

While our shares are quoted on the OTCBB and are not listed on one of the national securities exchanges, we employ the NASDAQ Stock Market’s standards for determining the independence of directors. Applicable NASDAQ rules require that a majority of our Board of Directors be independent. In February of 2016, our Board of Directors reviewed the independence of our directors and determined that each of our directors, including those nominated for election at the annual meeting, are independent as defined by applicable NASDAQ rules, with the exception of Ms. Brolick. In making this determination, our Board of Directors has concluded that none of the independent directors has a relationship that in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ms. Brolick is not considered independent because she is one of our executive officers.

Board Meetings

During 2015, our Board of Directors held a total of 20 meetings. During 2015, each director attended at least 75% of the total number of meetings of our Board and its committees on which he or she then served.

Board Committees

Our Board of Directors has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee. The membership of these committees, as of March 1, 2016, was as follows:

Audit Committee	Compensation Committee	Governance Committee
Gary F. Bogner	Robert L. Chandonnet	Gary F. Bogner
Bruce J. Essex	Bruce J. Essex*	Robert L. Chandonnet*
Julie K. Greene*	Julie K. Greene	Bruce J. Essex

*	Committee chairman

Each of the members of these committees is an independent director as defined by applicable NASDAQ rules. Each of these committees has a charter that has been approved by our Board of Directors and is available in the investor relations section of our website, www.communityshores.com.

Board of Directors Meetings and Committees

Audit Committee.  The Audit Committee has three members and met five times in 2015. The Audit Committee assists our Board of Directors in overseeing our financial reporting process, internal control and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of our independent registered public accounting firm. More information about the Audit Committee is included below under the heading “Audit Committee Report.”

Compensation Committee.  The Compensation Committee has three members and met twice in 2015. The Compensation Committee assists our Board of Directors in carrying out its responsibilities relating to our compensation and benefit programs and policies. Subject to the authority of our Board of Directors, the Compensation Committee determines our overall compensation philosophy, and seeks to ensure that our compensation and benefit programs are competitive and closely related to our performance and that of our employees. The Compensation Committee’s responsibilities include:

•	reviewing and recommending to our Board of Directors corporate and personal goals for the most senior executive officers of Community Shores and the Bank, evaluating their performance based on those goals, and recommending or determining their compensation based on the evaluation;
•	reviewing and approving individual compensation, including salaries, bonuses, stock options and benefits for our other executive officers;
•	administering and making recommendations to our Board of Directors regarding cash and stock-based compensation and incentive plans;
•	reviewing and making recommendations to our Board of Directors regarding compensation of our directors; and
•	reviewing and making recommendations to our Board of Directors regarding our personnel policies and programs.

The Compensation Committee charter grants the Compensation Committee the authority, in its discretion, to delegate its powers and authority to subcommittees of the Compensation Committee. The Compensation Committee may confer with our President and Chief Executive Officer regarding her compensation, and receives recommendations from her regarding the compensation for our other executive officers. The Compensation Committee considers the information and recommendations that it receives, and independently determines, or recommends to the Board of Directors for determination, the compensation of our executive officers.

Governance Committee.  The Governance Committee has three members and met once in 2015. The Governance Committee assists our Board of Directors in fulfilling its responsibilities that relate to our corporate governance principles and procedures. The Governance Committee’s responsibilities include:

•	recommending candidates for election to our Board of Directors;
•	making recommendations for the composition of our Board of Directors and its committees;
•	monitoring the process to assess Board effectiveness; and
•	developing, implementing and updating our corporate governance guidelines.

The Governance Committee will consider as potential nominees persons that our shareholders recommend. Recommendations should be submitted to the Governance Committee in care of the Secretary of Community Shores Bank Corporation, 1030 W. Norton Avenue, Muskegon, Michigan 49441.

Recommendations of nominees should be received by our Secretary at least 120 days before the anniversary date of the immediately preceding annual meeting of our shareholders. Each recommendation should include:

•	the name and address of the shareholder making the recommendation;
•	the name, age, business address and, if known, residence address of each nominee being recommended;
•	the principal occupation or employment of each nominee being recommended;
•	the number of shares of our stock that are beneficially owned by each nominee being recommended, and by the recommending shareholder;
•	any other information about each nominee being recommended that must be disclosed by nominees in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934;
•	that the recommendation is that our Board of Directors or Governance Committee consider, nominate, and present the nominees to the shareholders as nominees of the Board of Directors, and whether the shareholder intends to nominate the nominee directly at a meeting of the shareholders;
•	whether the shareholder and the nominees being recommended do or do not intend to solicit proxies from other shareholders to vote at a meeting of shareholders, and a description of the intended solicitation; and
•	the executed consent of each nominee being recommended to serve as a director if elected.

The Governance Committee intends to consider every nominee recommended by a shareholder in accordance with the notice requirement and procedures described above. In addition, the Governance Committee may, in its discretion, consider informal suggestions by our shareholders of possible nominees.

Shareholders who wish to effectively nominate a person for election to our Board of Directors themselves, as contrasted with recommending a potential nominee to the Governance Committee for it to consider and nominate, must comply with the advance notice and other requirements presently set forth in article IV of our articles of incorporation.

Our Board of Directors has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Governance Committee. Generally, candidates have been members of the West Michigan community who have been known to one or more of our Board members. The Governance Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Governance Committee will consider the factors it believes to be appropriate. These factors would generally include the candidate’s independence, personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of our Board of Directors in collectively serving the long-term interests of our shareholders. Although the Governance Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Governance Committee by a shareholder.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors has separated the positions of Chairman of the Board and Chief Executive Officer. Our Chairman of the Board is Mr. Bogner, who is an independent director. Our Chief Executive Officer is Ms. Brolick. In addition, our Board periodically meets in executive session without the presence of management.

Our Board of Directors oversees our risk management and is actively involved in enterprise-wide risk management. The Audit Committee of our Board of Directors evaluates risk on an annual basis using a rolling three-year Internal Audit Risk Matrix. Risk levels in a particular area are rated as low, moderate or high based upon a multi-factor assessment. Input on the risk factors, recent trends, changing economic factors and regulatory issues are considered and discussed with our internal audit firm, Plante & Moran, PLLC. The scope of each area’s audit work is then determined.

The members of the Audit Committee also discuss various financial reporting and accounting risk factors with our independent registered public accounting firm. The Board of Directors regularly receives reports from the Chairman of the Audit Committee on risk factors, audit findings and related corrective measures.

Communications with Directors

We have a process for our shareholders to send communications to our Board of Directors. Communications should be sent to the Secretary of Community Shores. Shareholder communications may be directed to our Board of Directors or to specific individual directors. Our Secretary has discretion to screen and not forward to directors communications that she/he determines in his/her discretion are unrelated to our business or governance, commercial solicitations, offensive, obscene or otherwise inappropriate. Our Secretary collects and organizes all shareholder communications that are not forwarded to the directors, and they are available to any director upon request.

Attendance at Annual Meetings

Our Board of Directors has a policy that states that all directors are expected to attend each annual meeting of our shareholders unless compelling personal circumstances prevent attendance. Five of our six directors then serving attended our annual meeting in 2015. Ms. Greene was unable to attend.

Code of Ethics

We have adopted a written code of ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have filed a copy of our code of ethics as an exhibit to our annual report to the Securities and Exchange Commission (“SEC”) on Form 10-K for the year ended December 31, 2015.

Audit Committee Report

Each member of the Audit Committee is independent, as independence for audit committee members is defined in the NASDAQ listing standards and the rules of the SEC. The Audit Committee’s primary purpose is to assist the Board of Directors in overseeing:

•	the accounting and financial reporting process;
•	audits of financial statements;
•	internal accounting and disclosure controls; and
•	the internal audit functions.

In carrying out its responsibilities, the Audit Committee supervises the relationship between Community Shores and its independent auditor, including having direct responsibility for the auditor’s appointment, compensation and retention, and reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

Management is responsible for the preparation, presentation and integrity of Community Shores’ financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for Community Shores’ system of internal controls, and reporting to the Audit Committee on any significant deficiencies that are found. Our independent registered public accounting firm for 2015, BDO USA, LLP, is responsible for auditing the financial statements and for reviewing the unaudited quarterly financial statements.

The Audit Committee reviewed with BDO the overall scope and plan of the audit. In addition, the Audit Committee met with BDO to discuss the results of BDO’s audit, the overall quality of Community Shores’ financial reporting and such other matters as are required to be discussed with Audit Committees under standards of the Public Company Accounting Oversight Board (“PCAOB”), including the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees) as amended.

The Audit Committee has discussed with BDO that firm’s independence from management and Community Shores, and has received from BDO the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2015 with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee

Gary F. Bogner
Bruce J. Essex
Julie K Greene

Executive Compensation

Summary Compensation Table

The following table provides information regarding the compensation earned by the named executive officers for the years ended December 31, 2015 and December 31, 2014.

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus $ (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (2) (i)	Total ($) (j)
Heather D. Brolick President and Chief Executive Officer of the Company and Bank	2015	206,865	0	0	0	0	0	1775	208,640
	2014	195,300	0	0	0	0	0	942	196,242

Tracey A. Welsh Senior Vice President, Chief Financial Officer, Treasurer And Secretary of the Company and the Bank	2015	142,377	0	0	0	0	0	389	142,766
	2014	129,600	0	0	0	0	0	677	130,276

(1)	Includes one additional period of gross income due to the Company’s bi-weekly payroll and the 11-year occurrence of 27 pay periods in 2015 rather than the normal 26 pay periods.
(2)	Consists of group term life insurance premiums paid by the Bank on behalf of the named executive officers and for Ms. Welsh, a 15 year employment anniversary recognition award under the Bank’s longevity recognition program.

Base Salary and Bonus

Consistent with our objective of attracting and retaining highly qualified and experienced employees, we seek to establish base salary ranges for our executive officers that are at or slightly above the market for comparable positions. Executive job descriptions, position rankings, salary levels and ranges were reviewed by an outside consultant in 2006. Since then, these factors have been reviewed annually utilizing survey data obtained from the Michigan Banker’s Association and, in years prior to 2013, Crowe Horwath’s Financial Institutions Compensation Surveys.

The severe recessionary economic conditions that commenced in 2007 placed significant pressure on our earnings performance and financial condition. Although we acknowledge the benefits of establishing bonus plans, we have not established a plan or paid our executive officers bonuses since 2008.

Employment Agreements

We do not have employment agreements or change in control agreements with any of our executive officers or other employees.

401(k) Plan

Our executive officers and most of our other employees are eligible to participate in our 401(k) plan. Historically, we provided a matching contribution to the plan equal to 100% of the first 3%, and 50% of the next 3%, of the amount of compensation that any participant contributed to the plan. All matching contributions were 100% vested when contributed to the plan. To help reduce our compensation expenses, we suspended our matching contribution effective June 1, 2009. We did not make any additional matching or profit-sharing contributions to the plan for 2014 or 2015, but may seek to restore matching contributions at historical or other levels in the future. We may also make additional discretionary matching contributions or discretionary profit-sharing contributions to the plan.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information as of December 31, 2015 regarding equity awards, including unexercised stock options, for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Heather D. Brolick	0	0	0			0	0	0	0
Tracey A. Welsh	0	0	0			0	0	0	0

Director Compensation for 2015

The following table provides information about the compensation of our directors for the year ended December 31, 2015.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stanley L. Boelkins	0	0	0	0	0	0	0
Gary F. Bogner	0	0	0	0	0	0	0
Robert L. Chandonnet	0	0	0	0	0	0	0
Bruce J. Essex	0	0	0	0	0	0	0
Julie K. Greene	0	0	0	0	0	0	0

(1)	Our President and Chief Executive Officer, Ms. Brolick, who is also a director, has been omitted from this table because she received no special compensation for serving on our Board of Directors. Her compensation is included in the Summary Compensation Table.
(2)	No option awards were made to our directors during 2015.

Compensation Arrangements for Non-Employee Directors

Each of our current directors is also a director of the Bank, which is a wholly owned subsidiary of Community Shores. Our Directors received no compensation in 2015 and are not expected to receive compensation in 2016. The Compensation Committee of our Board of Directors reviews director compensation at least annually, and recommends to our Board of Directors for approval any changes that the Compensation Committee deems appropriate.

Transactions with Related Persons

The Bank has had, and expects in the future to have, loan transactions in the ordinary course of business with our directors, executive officers, or their immediate family, or companies in which they have a material interest, on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

On March 20, 2013, Community Shores entered into Convertible Secured Note Purchase Agreement (the “Note Purchase Agreement”) with 1030 Norton LLC. 1030 Norton LLC is a Michigan limited liability company owned by nine individuals; three directors of Community Shores — Gary F. Bogner, Robert L. Chandonnet and Bruce J. Essex, one former director and five local businessmen. In connection with the Note Purchase Agreement, Community Shores issued a Convertible Secured Promissory Note (the “Note”) to 1030 Norton LLC in a principal amount of $1,280,000. The Note bore interest at 8% per annum, payable quarterly in arrears. The Note was secured by all of the issued and outstanding shares of Community Shores Bank. On March 18, 2015, Community Shores entered into an amendment with the holders of the Note to extend the maturity date until March 31, 2017.

On October 2, 2015, the Company entered into a Debt Conversion Agreement with 1030 Norton LLC. The Debt Conversion Agreement provided that 1030 Norton LLC will convert 100% of the principal balance of its note, which totaled $1,280,000, in shares of common stock of the Company at a conversion price of $1.91 per share, which is equal to 75% of the per share purchase price established by the Board of Directors of the Company in connection with its Rights Offering.

The debt conversion was completed on March 28, 2016 simultaneously with the closing of the Company’s rights offering. The balance of the note payable was reversed to shareholder’s equity and the Company issued 670,153 shares to 1030 Norton LLC. Upon consummation of the conversion, 1030 Norton LLC released the Company’s pledge of 100% of the shares of Community Shores Bank, the Company’s wholly-owned bank subsidiary, which served as security for the note payable.

The original note and security agreement, the amendments thereto and the conversion were reviewed, approved and recommended by a special committee of disinterested directors and approved by our full board of directors. Both the special committee and the full Board found the transaction to be fair to, and in the best interest of, Community Shores and its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Based on a review of filings, we believe that all reports required to be filed under Section 16(a) for 2015 were timely filed.

Proposal #2
Approval of the Community Shores Bank Corporation
Stock Incentive Plan of 2016

General

Our Board of Directors believes that our long-term interests would be advanced by aligning the interests of our directors and employees with the interests of our shareholders. Therefore, to attract, retain and motivate directors and key employees, and to recognize the significant contributions these individuals have made to the long-term performance and growth of us and our subsidiaries, our Board of Directors adopted and approved, subject to shareholder approval, the Community Shores Bank Corporation Stock Incentive Plan of 2016 (the “Incentive Plan”) on March 30, 2016. The Incentive Plan will replace our 2005 Employee Stock Option Plan and our 2005 Director Stock Option Plan. Our 2005 stock option plans expired on December 31, 2014 by their respective terms, and no further shares can be issued under such plans. Our Board of Directors believes that approval of the Incentive Plan is advisable to make shares available not only for stock options, but also for restricted stock grants and other equity-based awards.

We intend to use the Incentive Plan to grant equity-based incentives to eligible participants. These forms of long-term incentive compensation include stock options, stock appreciation rights, restricted stock units, restricted stock, stock awards and other awards based on or related to shares of our common stock (collectively referred to as “incentive awards”). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Incentive Plan is intended to provide us with flexibility in designing specific long-term incentives to best promote the objectives of the Incentive Plan and in turn promote the interests of our shareholders.

If shareholders approve the Incentive Plan, then incentive awards could be granted to eligible participants. No incentive awards would be granted under the Incentive Plan on a date that is more than ten years after the Incentive Plan’s effective date. The effective date of the Incentive Plan will be March 30, 2016, if the shareholders approve the Incentive Plan. Incentive awards would be granted under the Incentive Plan to participants for no cash consideration or for consideration determined by the Compensation Committee. The Incentive Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA).

The following is a summary of the material features of the Incentive Plan. This summary is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Incentive Plan. The summary is qualified in its entirety by reference to the terms of the Incentive Plan, a copy of which is attached as an appendix to this proxy statement. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and us. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Tax laws, regulations and interpretations are subject to change. Participants in the Incentive Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Incentive Plan.

Authorized Shares

Subject to certain anti-dilution and other adjustments, 500,000 shares of our common stock would be available for incentive awards under the Incentive Plan. Shares of common stock issued under the Incentive Plan may be unissued shares, shares issued and reacquired or shares otherwise held by us. To the extent that any incentive award is forfeited, terminates, expires or lapses instead of being exercised, the shares subject to such incentive awards not delivered as a result thereof will again be available for grant under the Incentive Plan. However, shares of common stock issued under the Incentive Plan that are used to pay all or part of the option price under a stock option (including under a net share settlement procedure), or tendered in satisfaction of any condition to a restricted stock grant, will not be available for issuance under the Incentive Plan. Also, the number of shares covered by a stock appreciation right, to the extent that it is exercised and settled in shares, and whether or not all the shares covered by the incentive award are actually issued to the employee or director upon exercise of the stock appreciation right, are considered issued pursuant to the Incentive Plan.

The Incentive Plan would not allow any participant to receive, in any calendar year, incentive awards issued under the Incentive Plan with respect to more than 10% of the total number of shares available under the Incentive Plan. Upon the occurrence of certain corporate events (e.g., merger, stock dividend), the Compensation Committee will adjust the incentive awards appropriately. Unless the Incentive Plan is terminated earlier by our Board of Directors, incentive awards could be granted at any time before or on March 29, 2026, when the Incentive Plan will terminate according to its terms. On April 1, 2016, the average sale price of our common stock on the OTC was $2.38 per share.

Eligible Participants

The Committee has authority to select from among eligible persons the persons who will receive incentive awards. All of the directors of Community Shores (6 persons) and the Bank (6 persons) and all employees of Community Shores or any of its subsidiaries (currently approximately 71 persons) are eligible to receive incentive awards under the plan. Additional individuals may become directors, officers, or employees in the future. Directors, nominees for director, officers, and employees of us and our subsidiaries may be considered to have an interest in the Incentive Plan because they may, in the future, receive incentive awards under it. No equity awards were made during 2015 because our 2005 stock option plans had expired.

New Plan Benefits

No incentive awards have been granted under the Incentive Plan through the date of this proxy statement. The following table sets forth the incentive awards that would have been awarded to the listed individuals and groups under the Incentive Plan during fiscal year 2015 if the Plan had been in effect for fiscal year 2015 and that are determinable. The table does not set forth options or other incentive awards that could be granted in the future under the Incentive Plan, because they are not determinable at this time.

New Plan Benefits

Stock Incentive Plan of 2016

Name and Position	Dollar Value ($)	Number of Units
Heather D. Brolick, President and Chief Executive Officer of Community Shores and the Bank	0	0
Tracey A. Welsh, Senior Vice President, Chief Financial Officer and Treasurer of Community Shores, and Senior Vice President and Chief Financial Officer of the Bank	0	0
Executive Group	0	0
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	0	0

Administration of the Incentive Plan

The Incentive Plan would be administered by the Compensation Committee of our Board of Directors. The Compensation Committee would be authorized and empowered to do all things that it determined to be necessary or appropriate in connection with the administration of the Incentive Plan. The Compensation Committee would determine, subject to the terms of the Incentive Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Incentive Plan), the time of each grant, the terms and duration of each grant, and all other determinations necessary or advisable for administration of the Incentive Plan. The Compensation Committee could amend the terms of incentive awards granted under the Incentive Plan from time to time in any manner, subject to the limitations specified in the Incentive Plan. With certain exceptions related to compliance with securities laws, any power or authority of the Compensation Committee with respect to the Incentive Plan could also be exercised by the Board of Directors.

Stock Options

The Incentive Plan would permit us to grant to participants options to purchase shares of our common stock at stated prices for specific periods of time. For purposes of determining the number of shares available under the Incentive Plan, each stock option would count as the number of shares of common stock subject to the stock option. Certain stock options that could be granted to employees under the Incentive Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Incentive stock options would be available only for employees. They would not be available for directors who are not employees. The Compensation Committee could award options for any amount of consideration or no consideration, as the Compensation Committee determines.

The Compensation Committee would establish the terms of individual stock option grants in stock option agreements, certificates of award or both. These documents would contain terms, conditions and restrictions that the Compensation Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares.

The exercise price of a stock option would be determined by the Compensation Committee, but must be at least 100% of the market value of our common stock on the date of grant. No stock option could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such stock options to the same participant.

When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Compensation Committee, shares of our common stock that the participant has owned for at least six months, or other consideration substantially equal to cash. In addition, the Compensation Committee may implement a program for broker-assisted cashless exercises of stock options.

Although the term of each stock option would be determined by the Compensation Committee, no stock option would be exercisable under the Incentive Plan after ten years from the date it was granted. Stock options generally would be exercisable for limited periods of time if an option holder dies, becomes disabled (as defined in the Incentive Plan), is terminated without cause, or voluntarily leaves his or her employment or directorship. If an option holder is terminated for cause (as defined in the Incentive Plan), the option holder would forfeit all rights to exercise any outstanding stock options. Subject to the other terms of the Incentive Plan, if an option holder retires (as specified in the Incentive Plan) as an employee, he or she could exercise vested options for the remainder of their terms, unless the terms of the option agreement or award provide otherwise.

Stock options granted under the Incentive Plan generally could not be transferred without Compensation Committee approval, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Compensation Committee could impose other restrictions on shares of common stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

Incentive Stock Options. Under current federal income tax laws, an option holder would not recognize income and we would not receive a deduction at the time an incentive stock option is granted or vests. If an incentive stock option is exercised, the option holder would not recognize income and we would not receive a deduction. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder’s basis would equal the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. We would receive no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (i) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option on the date of exercise, or (b) the amount realized on the sale or disposition, and (ii) the exercise price paid for the stock. We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options — those options that do not meet the Internal Revenue Code’s definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and we would not receive a deduction when a nonqualified stock option is granted or vests. If a nonqualified stock option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). We would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder’s tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

Stock Appreciation Rights

The Incentive Plan would also permit the Compensation Committee to grant stock appreciation rights. A stock appreciation right permits the holder to receive the difference between the market value of a share of common stock subject to the stock appreciation right on the exercise date of the stock appreciation right and a “base” price set by the Compensation Committee. Under the Incentive Plan, the per-share base price for exercise or settlement of stock appreciation rights must be equal to or greater than the market value of such shares on the date the stock appreciation rights are granted. Stock appreciation rights would be exercisable on dates determined by the Compensation Committee at the time of grant. The Compensation Committee could award stock appreciation rights for any amount of consideration or no consideration, as the Compensation Committee determines.

No stock appreciation rights could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the base price of such stock appreciation rights to the same participants.

Stock appreciation rights would be subject to terms and conditions determined by the Compensation Committee. A stock appreciation right could relate to a particular stock option and could be granted simultaneously with or subsequent to the stock option to which it related. Except to the extent otherwise provided in the Incentive Plan or the grant, (i) stock appreciation rights not related to a stock option would be subject to the same terms and conditions applicable to stock options under the Incentive Plan, and (ii) all stock appreciation rights related to stock options granted under the Incentive Plan would be granted subject to the same restrictions and conditions and would have the same vesting, exercisability, forfeiture and termination provisions as the stock options to which they related and could be subject to additional restrictions and conditions. When stock appreciation rights related to stock options are exercised, such stock options are automatically cancelled with respect to an equal number of underlying shares. Unless the Compensation Committee determines otherwise, stock appreciation rights could be settled in shares of common stock or cash. For purposes of determining the number of shares available under the Incentive Plan, each stock appreciation right would count as one share of common stock, without regard to the number of shares, if any, that are issued upon the exercise of the stock appreciation right or upon such settlement.

Federal Tax Consequences of Stock Appreciation Rights

The treatment of stock appreciation rights that are payable solely in the form of our common stock under federal income tax laws is similar to the treatment of nonqualified stock options as described above. Under current federal income tax laws, a participant would not recognize any income and we would not receive a deduction at the time such a stock appreciation right is granted or vests. If a stock appreciation right is exercised, the participant would recognize compensation income in the year of exercise in an amount equal to the difference between the base or settlement price and the market value of the stock acquired upon exercise (on the date of exercise). We would receive a corresponding deduction for federal income tax purposes. The participant’s tax basis in the shares acquired would be increased over the exercise price by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss. Under current federal income tax laws, if a stock appreciation right is exercised and paid in the form of cash, the participant would recognize compensation income in the year of exercise in an amount equal to the cash payment. We would receive a corresponding deduction for federal income tax purposes.

Restricted Stock and Restricted Stock Units

The Incentive Plan would also permit the Compensation Committee to award restricted stock and restricted stock units, subject to the terms and conditions set by the Compensation Committee that are consistent with the Incentive Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). Restricted stock units are incentive awards denominated in units of common stock under which the issuance of shares of common stock is subject to such terms and conditions as the Compensation Committee deems appropriate (including continued employment and/or achievement of performance goals established by the Compensation Committee). For purposes of determining the number of shares available under the Incentive Plan, each restricted stock unit would count as the number of shares of common stock subject to the restricted stock unit. Unless determined otherwise by the Compensation Committee, each restricted stock unit would be equal to one share of our common stock and would entitle a participant to either shares of common stock or an amount of cash determined with reference to the value of shares of common stock. Restricted stock units would be settled no later than the 15th day of the third month after the restricted stock units vest. The Compensation Committee could award restricted stock or restricted stock units for any amount of consideration or no consideration, as the Compensation Committee determines.

As with stock option grants, the Compensation Committee would establish the terms of individual awards of restricted stock and restricted stock units in award agreements or certificates of award. Restricted stock and restricted stock units granted to a participant would “vest” (i.e., the restrictions on them would lapse) in the manner and at the times that the Compensation Committee determines. However, the Incentive Plan provides that in no event may the grant, issuance, retention, vesting or settlement of shares of restricted stock or restricted stock units based on achievement of performance goals be subject to a performance period of less than one year. In addition, no condition that is based upon continued employment or the passage of time may provide for vesting or settlement in full of restricted stock or restricted stock units over a period of less than one year from the date the award is made, other than as a result of or upon the death, disability or retirement of the participant or a change in control.

Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant’s employment or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock or a restricted stock unit is subject to restrictions) for any reason other than death, disability or retirement, each restricted stock and restricted stock unit award of the participant still subject in full or in part to restrictions at the date of such termination would automatically be forfeited and returned to us. If the participant’s employment or directorship is terminated during the restricted period because of death, disability or (in the case of employees only) retirement or if we terminate an employee other than for cause, then the restrictions on the participant’s shares of restricted stock and restricted stock units would terminate automatically with respect to that respective number of such shares or restricted stock units (rounded to the nearest whole number) equal to the respective total number of such shares or restricted stock units granted to such participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective restricted period. All of the remaining shares of restricted stock and restricted stock units would be forfeited and returned to us. However, the Compensation Committee could, either before or after a participant dies, becomes disabled or retires, waive the restrictions remaining on any or all of his or her remaining shares of restricted stock and restricted stock units.

Without Compensation Committee authorization, until restricted stock or restricted stock units vest, the recipient of the restricted stock or restricted stock units would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock or restricted stock units other than to us or by will or the laws of descent and distribution. All rights with respect to restricted stock and restricted stock units would only be exercisable during a participant’s lifetime by the participant or his or her guardian or legal representative. The Compensation Committee could impose additional restrictions on shares of restricted stock and restricted stock units. Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, holders of restricted stock would not have the right to vote, or to receive dividends or other distributions, on shares of restricted stock until the shares become vested. Holders of restricted stock units would not have the right to vote, or to receive dividends or other distributions, with respect to shares of common stock subject to unvested restricted stock units.

Federal Tax Consequences of Restricted Stock and Restricted Stock Units

Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock or restricted stock units. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, we would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock or restricted stock units are forfeited by a participant, the participant would not recognize income with respect to the forfeited award and we would not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock and restricted stock units would be reported as compensation income to the participant and we would receive a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the shares subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant’s basis in the stock.

Stock Awards

The Incentive Plan would also permit the Compensation Committee to make stock awards. The Compensation Committee could make stock awards for any amount of consideration, or no consideration, as the Compensation Committee determines. A stock award of our common stock would be subject to terms and conditions set by the Compensation Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to awarded shares of our common stock. However, the Compensation Committee could impose restrictions on the assignment or transfer of common stock awarded under the Incentive Plan.

Federal Tax Consequences of Stock Awards

The recipient of a stock award generally would recognize compensation income equal to the difference between the fair market value of the stock when it is awarded and the amount paid for the stock (if any). The recipient’s tax basis in the stock would equal the amount of compensation income recognized on the award plus the amount paid by the recipient for the stock (if any). We would be entitled to a corresponding deduction equal to the amount of compensation income recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Upon a subsequent sale of the stock, the recipient would recognize capital gain or loss equal to the difference between the amount realized on the sale and his or her basis in the stock. Different rules may apply where the stock is transferred subject to a “substantial risk of forfeiture.”

Other Stock-Based Awards

Finally, the Incentive Plan would also permit the Compensation Committee to grant a participant one or more types of awards based on or related to shares of our common stock, other than the types described above. We currently do not intend to make any such awards. Any such awards would be subject to terms and conditions as the Compensation Committee deems appropriate, as set forth in the respective award agreements and as permitted under the Incentive Plan.

Effects of a Change in Control

If a “change in control” of Community Shores (as defined in the Incentive Plan) occurs, the parties may agree that outstanding incentive awards will be assumed by, or converted into a substitute award for or with respect to shares of common stock of, the successor or acquiring company (or its parent company) on an economically equivalent basis. The vesting and other terms of any such assumed or substitute award will be substantially the same as the vesting and other terms and conditions of the original incentive award. If the assumed or substituted award is a stock option or a stock appreciation right, the number of shares and exercise/base price will be adjusted in accordance with the principles set forth in applicable Treasury regulations. If the assumed or substituted incentive award is not a stock option or a stock appreciation right, the number of shares covered by the assumed or substitute award will be based upon the change in control transaction value of our outstanding shares of common stock. If the original incentive award is subject to the satisfaction of any performance conditions, then, unless the Compensation Committee determines otherwise, such performance conditions shall be deemed to have been satisfied at the target performance level for purposes of determining the extent to which the incentive award is earned. If, within one year following a change in control, a participant’s employment or other service terminates due to death or disability or is terminated by us or a successor or acquiring company (or any of its or their affiliates) without cause or by the participant for good reason (as defined in the Incentive Plan), then any outstanding assumed or substitute awards held by such terminated participant will immediately be fully vested, and any outstanding assumed or substitute stock options and stock appreciation rights will remain outstanding for at least 180 days after such termination of employment (or, if earlier, until the expiration of their original stated terms.)

Unless the Compensation Committee, acting in its discretion, prescribes an economically equivalent alternative approach, if a change in control occurs and if the parties do not agree that an outstanding incentive award will be assumed or substituted by the successor or acquiring company (or its parent company), then such incentive award will be deemed fully vested and any performance conditions applicable to such incentive award will be deemed satisfied at the target performance level for purposes of determining the extent to which the incentive award is earned. Each such incentive award will be cancelled immediately prior to the effective time of the change in control in exchange for an amount equal to the per share consideration received by the holders of outstanding shares in the change in control transaction, reduced in the case of a stock option or stock appreciation rights by the exercise or base price for such shares. No consideration will be payable in respect of the cancellation of a stock option or stock appreciation right with an exercise or base price per share that is equal to or greater than the value of the change in control transaction consideration per share. The amount payable with respect to the cancellation of an outstanding incentive award will be paid in cash, unless the parties to the change in control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or its parent company).

Tax Withholding

If incentive awards are made under the Incentive Plan, we could withhold from any cash otherwise payable to a participant or require a participant to remit to us amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Compensation Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding shares of our common stock to be received upon exercise of or vesting of an incentive award or by delivering to us previously owned shares of common stock. We may reasonably delay the issuance or delivery of shares of common stock pursuant to an incentive award as we determine appropriate to address tax withholding and other administrative matters.

Termination and Amendment of the Incentive Plan or Awards

The Board of Directors could terminate the Incentive Plan at any time and could from time to time amend the Incentive Plan as it considers proper and in our best interests, provided that no such amendment could be made (except adjustments expressly permitted by the Incentive Plan) without the approval of our shareholders if it would (i) change the list of measurements of performance on which the Compensation Committee may base performance goals, (ii) reduce the exercise price of a stock option or the base price of a stock appreciation right below the market value of the underlying stock on the date of the grant, (iii) reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, (iv) increase the individual annual maximum award limit, or (v) otherwise amend the Incentive Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or rules. In addition, no amendment to the Incentive Plan or to a previously granted award agreement could impair the rights of a holder of any outstanding incentive award without the consent of the participant, except in certain circumstances in which such amendment is necessary to satisfy a law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

Subject to certain limitations, the Compensation Committee could amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Incentive Plan. However, incentive awards issued under the Incentive Plan could not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price or base price of such incentive awards to the same participants. We could also suspend a participant’s rights under the Incentive Plan for a period of up to sixty days while a participant’s termination for cause is considered.

Effective Date of the Incentive Plan

Subject to shareholder approval, the Incentive Plan would take effect on March 30, 2016, and, unless terminated earlier by the Board of Directors, no awards could be made under the Incentive Plan after March 29, 2026.

If the Incentive Plan is not approved by the shareholders, no incentive awards will be made under the Incentive Plan to any director or employee.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and certain other highly compensated officers. Qualified “performance-based” compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The Incentive Plan is intended to provide for the ability to grant incentive awards that qualify as performance-based compensation under Section 162(m). The Incentive Plan will be interpreted, administered and amended if necessary to achieve that intended purpose.

Stock options and stock appreciation rights awarded under the Incentive Plan would qualify as performance-based compensation.

For a stock award, restricted stock, restricted stock unit or other stock-based or stock-related award to qualify as performance-based compensation, the vesting or payment of such incentive award must be contingent upon the achievement of one or more performance goals established by the Compensation Committee and must otherwise satisfy the requirements of Section 162(m). The performance goals for incentive awards must meet certain other criteria as well to qualify as performance-based compensation, including (i) the performance goals must be established in writing by the Compensation Committee during the first 90 days of the applicable performance period and before 25% of the performance period has elapsed, (ii) the satisfaction of the performance goals must be substantially uncertain when established by the Compensation Committee for the performance period, and (iii) the performance goals must be based solely upon objective criteria from which an independent third party with knowledge of the facts could determine whether the performance goal or set of goals is satisfied and from that determination could calculate the performance-based compensation to be paid.

Under the Incentive Plan the performance goals that may be established by the Compensation Committee with respect to performance-based compensation would be limited to any one or more of the following measurements of performance, either individually or in any combination, applied to either Community Shores as a whole or to a Community Shores subsidiary, either individually or in any combination, and measured against pre-determined levels, the performance of a pre-established peer group or a published or special index: net income; net income per share; return on equity; cash earnings; cash earnings per share, reflecting dilution of the common stock as the committee deems appropriate and, if the committee so determines, net of or including dividends; cash earnings return on equity; operating income; operating income per share; operating income return on equity; return on assets; cash flow; cash flow return on capital; return on capital; productivity ratios; share price (including without limitation, growth measures or total shareholder return); expense or cost levels; margins; customer satisfaction, based on specified objective goals or a Community Shores-sponsored customer survey; employee satisfaction, based on specified objective goals or a company-sponsored employee survey; economic value added measurements; market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas; non-interest income; net interest income; deposit growth; and loan growth.

An incentive award intended to qualify as performance-based compensation could provide that any evaluation of performance could include or exclude certain specific events or their effects that occur during the performance period, including asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; acquisitions, mergers, divestitures or accounting changes; amortization of goodwill or other intangible assets; discontinued operations; and other special charges or extraordinary items.

No participant in the Incentive Plan may be granted, in any calendar year, awards representing more than 10% of the total number of shares of our common stock available for awards under the Incentive Plan. Performance-based compensation would be paid only after written certification by the Compensation Committee that the applicable performance goals have been satisfied.

Clawback Conditions

Incentive awards and benefits otherwise provided by incentive awards made under the Incentive Plan will be subject to our incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of Section 954 of the Dodd-Frank Act.

Registration of Shares

We intend to register shares covered by the Incentive Plan under the Securities Act of 1933 before any stock options or stock appreciation rights could be exercised and before any shares of restricted stock, restricted stock units, stock awards or other stock-based or stock-related awards are granted.

Required Vote

The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the Incentive Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

Your Board of Directors recommends that you vote FOR approval of the Stock Incentive Plan of 2016

Equity Plan Compensation Information

As of December 31, 2015, the Company had no compensation plans under which equity securities were authorized for issuance and no awards outstanding under any such plan.

Proposal #3
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2016. Services provided to us by BDO in 2015 are described under the heading “Principal Accountant Fees and Services” below.

Our Board of Directors is asking our shareholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of BDO to our shareholders for ratification as a matter of good corporate practice.

Representatives of BDO plan to attend the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

Our Board of Directors recommends that you vote FOR ratification of the appointment of BDO as our independent registered public accounting firm for 2016.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders.

Principal Accountant Fees and Services

The following table shows the fees for audit and other professional services provided to us by BDO USA, LLP for 2015 and 2014.

	2015	2014
Audit Fees (1)	$82,500	$73,500
Audit-Related Fees (2)	0	8,700
All other fees (3)	14,000	0

(1)	Includes the aggregate fees billed for professional services rendered by BDO USA, LLP for 2015 for the audit of the Company’s annual financial statements and review of financial statements included in the quarterly reports on Form 10-Q.
(2)	Includes additional fees billed for completion of Crowe Horwath LLP’s prior auditor’s letter.
(3)	Includes fees billed for review of our registration statement on Form S-1 for our rights offering in 2015 and for assistance provided with our regular FDIC examination.

The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for the Company by its independent auditors. This duty has not been delegated to any one or more designated members of the Audit Committee. All of the services described in the table above were pre-approved by the Audit Committee.

Proposal #3
Advisory Vote on Executive Compensation

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Community Shores Bank Corporation’s executives, as disclosed in the compensation tables and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2015 is reasonable, appropriate and justified by Community Shores’ performance.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors recommends that you vote FOR approval of our executive compensation program as described in this proxy statement. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of our executive compensation program.

Shareholder Proposals for 2017 Annual Meeting

A proposal submitted by a shareholder for the 2017 annual meeting of shareholders must be sent to the Secretary, Community Shores Bank Corporation, 1030 W. Norton Avenue, Muskegon, Michigan 49441, and received by December 26, 2016 in order to be eligible to be included in our proxy statement for that meeting.

A shareholder who intends to present a proposal for the 2017 annual meeting of shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide us with notice of such intention by March 11, 2017 or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2017 annual meeting with respect to any such proposal without discussion of the matter in our proxy statement pursuant to Rule 14a-4(c) under the Exchange Act. A shareholder intending to present a proposal for the 2017 annual meeting of shareholders must also comply with the advance notice and other requirements set forth in our bylaws.

Other Matters

Our Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

Appendix A

Community Shores
Bank Corporation
Stock Incentive Plan of 2016

COMMUNITY SHORES BANK CORPORATION
STOCK INCENTIVE PLAN OF 2016

SECTION 1

Establishment Of Plan; Purpose Of Plan

1.1 Establishment of Plan.  The Company hereby establishes the STOCK INCENTIVE PLAN OF 2016 for its Directors and certain of its Employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards and other stock-based awards and stock-related awards.

1.2 Purpose of Plan.  The purpose of the Plan is to provide Directors and Employees with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of Directors and Employees with the interests of the Company’s shareholders through the opportunity for increased stock ownership and to attract and retain Participants. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

1.3 Approval of Plan and Incentive Awards.  The Plan will be effective upon approval by the Company’s shareholders. The Plan contemplates that Directors may be Participants and that the Directors, as members of either the Board or of a committee of the Board, may approve grants of Incentive Awards to Directors. Approval of the Plan by the Company’s shareholders shall constitute authorization and approval of such grants.

SECTION 2

Definitions

The following words have the following meanings unless a different meaning plainly is required by the context:

2.1 “Act” means the Securities Exchange Act of 1934, as amended.

2.2 “Affiliate” means any organization controlling, controlled by or under common control with the Company.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means, with respect to termination of employment, (1) willful continued failure to perform or willful poor performance of duties (other than due to Disability) after warning and reasonable opportunity to meet reasonable required performance standards; (2) gross negligence causing or putting the Company or any Affiliate at risk of significant damage or harm; (3) misappropriation of or intentional damage to the property of the Company or any Affiliate; (4) conviction of a felony (other than negligent vehicular homicide); (5) intentional act or omission that the Participant knows or should know is significantly detrimental to the interests of the Company or any Affiliate; (6) removal of an Employee by order of or at the direction of a regulatory agency having jurisdiction over the Company or any of its Subsidiaries; or (7) material violation of any employment agreement between the Company (or any Affiliate) and the Participant. Notwithstanding the foregoing, if a Participant’s employment agreement defines “Cause,” then that definition shall apply to that Participant in lieu of the definition in this Plan. The existence of Cause for termination of employment shall in each case be determined by the Committee in its sole discretion and consistent with the definition set forth in this Section 2.4, provided, that in the event of a Change in Control, “Cause” as defined in subsection (2) shall be determined by the then Directors, if any, who were Directors prior to the Change in Control or if none exist, by the Committee as in existence prior to the Change in Control. The Committee may make such determination before or after the termination of employment.

A Director will be removed for “Cause” for purposes of this Plan if and only if he or she has been removed for cause in compliance with the Company’s Articles of Incorporation and applicable law.

2.5 “Change in Control,” unless otherwise defined in an Incentive Award agreement, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 50% or more of the outstanding Common Stock or the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors; (c) a reorganization, merger or consolidation other than such a transaction (i) that is done for the purpose of reincorporation or (ii) after which the Company’s shareholders immediately prior to the transaction continue to beneficially own more than 50% of the total fair market value and total voting power of the outstanding capital stock of the entity surviving the transaction; (d) a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company; (e) the occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Act.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Each reference herein to a section or sections of the Code shall, unless otherwise noted, be deemed to include a reference to the rules and regulations issued under such section or sections of the Code.

2.7 “Committee” means the Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least two Directors and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in Section 162(m) of the Code.

2.8 “Common Stock” means the Company’s common stock, no par value.

2.9 “Company” means Community Shores Bank Corporation, a Michigan corporation, and its successors and assigns.

2.10 “Continuing Directors” means the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company’s shareholders was approved by a vote of a majority of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

2.11 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) the period of time after the beginning of the Performance Period and before 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.12 “Director” means a member of the Board.

2.13 “Disability” means a permanent disability as determined by the Committee in its discretion.

2.14 “Employee” means an employee of the Company or one of its Subsidiaries.

2.15 “Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of Employees.

2.16 “Excluded Holder” means the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

2.17 “Good Reason” means “Good Reason” as defined in an Employee’s or Director’s written employment or service contract with the Company and, in the absence of such agreement or definition, means any of the following that occurs coincident with or following a Change in Control, if not cured and corrected by the Company or its successor within ten (10) business days after written notice thereof by the

Employee or Director to the Company or its successor: (a) material diminution in the individual’s authority, duties, or responsibilities as compared to immediately prior to the occurrence of the Change in Control; (b) material reduction in the Employee’s annual base salary as in effect on the effective date of the Change in Control; or (c) any requirement that the Employee relocate, by more than 50 miles, the principal location from which the Employee performs services for the Company as compared to such location immediately prior to the occurrence of the Change in Control; provided, however, that notwithstanding subsection (a) above, the Employee will not have “Good Reason” to terminate his or her employment merely because the Employee is no longer a senior executive of a public company and/or has a change in title, duties, authority, responsibilities or reporting structure as a result of the transaction (including having a reporting relationship within a larger company) provided that the Employee retains a substantially similar level of responsibilities over the other portions and areas of the business for which he or she exercised responsibility prior to the transaction.

2.18 “Incentive Award” means the award or grant of a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Stock Award, or another stock-based or stock-related award, to a Participant pursuant to the Plan.

2.19 “Market Value” shall equal the closing price of Common Stock reported on Nasdaq on the date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on Nasdaq, the Market Value shall be determined by any means deemed fair and reasonable by the Committee in a manner consistent with the valuation principles of Section 409A of the Code except when the Committee expressly determines not to use Section 409A valuation principles, which determination shall be final and binding on all parties.

2.20 “Mature Shares” means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

2.21 “Nasdaq” means the NASDAQ National Market, or if the Common Stock is not listed for trading on the NASDAQ National Market on the date in question, then such other United States-based quotation system or stock exchange on which the Common Stock may be traded on the date in question.

2.22 “Participant” means a Director or Employee who is granted an Incentive Award under the Plan.

2.23 “Performance” means the level of achievement of the performance goals established by the Committee pursuant to Section 10.1.

2.24 “Performance Measures” means measures as described in Section 10 on which the performance goals are based.

2.25 “Performance Period” means the period of time during which the performance goals must be met to determine the degree of payout, the vesting, or both, with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

2.26 “Performance-Based Compensation” means compensation under an Incentive Award that satisfies the requirements of Section 162(m) of the Code for certain “performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Incentive Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

2.27 “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

2.28 “Plan” means the Community Shores Bank Corporation Stock Incentive Plan of 2016 as set forth herein, as it may be amended from time to time.

2.29 “Restricted Period” means the period of time during which Restricted Stock, Restricted Stock Units or other stock-based or stock-related awards that are awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Sections 7 or 8. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

2.30 “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 7 of the Plan while such Common Stock remains subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Section 7.

2.31 “Restricted Stock Unit” means an award to a Participant pursuant to Section 7 of the Plan and described as a “Restricted Stock Unit” in Section 7.

2.32 “Retirement” means the voluntary termination of employment by a Participant after he or she has attained the age of 65 or such other age as may be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

2.33 “Stock Appreciation Right” or “SAR” means a right awarded to a Participant pursuant to Section 6 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, in an amount equal to or otherwise based on the excess of (a) the Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

2.34 “Stock Award” means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

2.35 “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

2.36 “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term “Subsidiary” includes present and future Subsidiaries of the Company.

2.37 “Termination” or “Cessation” of employment shall be considered to occur on the date on which the Employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the Employee’s right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the Employee continues to receive compensation from the Company or any of its Subsidiaries after such date. The following shall not be considered such a termination or cessation: (i) a transfer of an employee among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company; or (iv) a termination of employment as an officer with continued service as an Employee or Director.

SECTION 3

Administration

3.1 Power and Authority.  The Committee shall administer the Plan, and subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan. Any power or authority of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such power or authority would cause any Incentive Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Incentive Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

The Committee may delegate any, some or all of its record keeping, calculation, payment and other ministerial or administrative authority and responsibility from time to time to and among one or more individuals, who are members of the Committee or Employees of the Company or its Subsidiaries or Affiliates, but all actions taken pursuant to delegated authority and responsibility shall be subject to such review, change and approval by the Committee as the Committee considers appropriate. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and the Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall prescribe, amend and rescind rules and regulations for the conduct of its business and shall define terms not otherwise defined herein, in each case as it considers advisable.

3.2 Grants or Awards to Participants.  In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards including, without limitation: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

3.3 Amendments or Modifications of Incentive Awards.  Subject to Section 12, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect and provided that such actions do not cause an Incentive Award not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code. The Committee shall without limitation, have the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 will be considered to be a new grant with respect to such additional shares for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant; (b) extend the term of an Incentive Award to a date that is no later than the earlier of the latest date upon which the Incentive Award could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option exercise price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards (such grant of new Incentive Awards will be considered to be a new grant for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant); provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Incentive Awards to the same Participants.

3.4 Indemnification of Committee Members.  No member or former member of the Committee, or any individual or group to whom authority or responsibility is or has been delegated, shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or was a member of the Committee, and any other individual or group exercising delegated authority or responsibility with respect to the Plan, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan or the exercise of discretion or judgment in the administration and implementation of the Plan. This Section 3.4 shall not be construed as limiting the Company’s or any Subsidiary’s ability to terminate or otherwise alter the terms and conditions of the employment of an individual or group exercising delegated authority or responsibility with respect to the Plan, or to discipline any such person. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

4.1 Number of Shares.  Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares available for Incentive Awards under the Plan shall be 500,000 shares of Common Stock, plus all shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or that expire or terminate prior to the exercise or vesting of the Incentive Awards in full, whether previously owned or otherwise subject to such Incentive Awards. Notwithstanding the foregoing, in no event shall any shares of Common Stock issued under this Plan which are used to pay in whole or in part of the option price under a Stock Option (including but not limited to a net share settlement procedure) or tendered to the Company in satisfaction of any condition to a Restricted Stock grant be available for issuance under this Plan. Further, the number of shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in shares, and whether or not all the shares covered by the Incentive Award are actually issued to the Employee or Director upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan. Such shares shall be authorized and may be unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.

4.2 Limitation Upon Incentive Awards.  No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 10% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award previously issued or that may thereafter be issued as Performance-Based Compensation. The purpose of this Section 4.2 is to ensure that the Plan provides Performance-Based Compensation, and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

4.3 Adjustments.

(a) Stock Dividends and Distributions.  If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to outstanding Incentive Awards and available for issuance under the Plan, and the limitation provided in Section 4.2, together with applicable exercise prices and base prices, shall be adjusted in such manner and at such time as shall be equitable under the circumstances. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

(b) Other Actions Affecting Common Stock.  If there occurs, other than as described in Section 4.3(a), any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices and base prices) and reserves for Incentive Awards under the Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under the Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under the Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment.

SECTION 5

Stock Options

5.1 Grant.  A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. For purposes of determining the number of shares available under the Plan, each Stock Option shall count as the number of shares of Common Stock subject to the Stock Option. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee, in its sole discretion, may establish vesting schedules (i) based upon Company performance, or (ii) that extend over a period of time selected by the Committee. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in relevant sections of the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. No Stock Option granted to a Director who is not an Employee shall be considered an incentive stock option under Section 422(b) of the Code. A Stock Option that is characterized as an incentive stock option will be treated as a non-incentive stock option if and to the extent such Stock Option does not qualify as an incentive stock option.

5.2 Stock Option Agreements.  Stock Options shall be evidenced by stock option agreements, certificates of award, or both, containing the terms and conditions applicable to such Stock Options. To the extent not covered by a stock option agreement or certificate of award, the terms and conditions of this Section 5 shall govern.

5.3 Stock Option Exercise Price.  The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value (or such higher amount as may be necessary under Section 5.5 below). The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

5.4 Medium and Time of Payment.  The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option, provided that such amendment would not cause a Stock Option to become subject to Section 409A of the Code. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

5.5 Stock Options Granted to 10% Shareholders.  No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

5.6 Limits on Exercisability.  Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant’s service with the Company or its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions. Notwithstanding the foregoing, each Stock Option grant shall provide for a minimum one-year vesting condition.

5.7 Restrictions on Transferability.

(a) General.  Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant’s employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

(b) Other Restrictions.  The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

5.8 Termination of Employment or Directorship Status.  Unless the Committee otherwise consents or permits (before or after the stock option grant) or unless the stock option agreement or grant provides otherwise:

(a) General.  If a Participant ceases to be a Director or an Employee for any reason other than the Participant’s death, Disability, Retirement (in the case of Employees only) or termination for Cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment or directorship status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination.

(b) Death.  If a Participant dies either while an Employee or Director or after the termination of employment or directorship other than for Cause but during the time when the Participant could have exercised a Stock Option, the Stock Option issued to such Participant shall be exercisable in accordance with its terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant’s death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death or termination of employment or directorship, whichever first occurred, and not beyond the original terms of the Stock Option.

(c) Disability.  If a Participant ceases to be an Employee or Director of the Company or one of its Subsidiaries due to the Participant’s Disability, the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment or directorship, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

(d) Participant Retirement.  If a Participant Retires as an Employee, Stock Options granted under the Plan to that Participant may be exercised in accordance with their terms during the remaining terms of the Stock Options.

(e) Termination for Cause.  If a Participant’s employment is terminated for Cause or the Participant is removed as a Director for Cause, the Participant shall have no further right to exercise any Stock Options previously granted (whether or not vested) and all of the Participant’s outstanding Stock Options shall automatically be forfeited and returned to the Company. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination or removal is for Cause.

SECTION 6

Stock Appreciation Rights

6.1 Grant.  A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 5, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Market Value of such shares. Other than as adjusted pursuant to Section 4.3, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

6.2 Exercise; Payment.  To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Market Value of the shares subject to the Stock Option exceed the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment.

SECTION 7

Restricted Stock and Restricted Stock Units

7.1 Grant.  Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee pursuant to Section 10) and terms as the Committee deems appropriate, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee pursuant to Section 10) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit shall be equal to one share of Common Stock and shall entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in cash, in shares of Common Stock or in a combination thereof. Restricted Stock Units shall be settled no later than the 15th day of the third month after the Restricted Stock Units vest. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable pursuant to Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

7.2 Restricted Stock Agreements.  Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Shares of Restricted Stock not evidenced by a certificate shall be recorded in “book entry” form in the Company’s stock records. Unless the restricted stock or restricted stock unit agreement or certificate of award provides otherwise, awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and conditions set forth in this Section 7.

7.3 Vesting.  The grant, issuance, retention and vesting of shares of Restricted Stock and Restricted Stock Units and the settlement of Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or issuance of, the ability to retain and the vesting and/or the settlement of Restricted Stock Units and shares of Restricted Stock subject to continued employment, passage of time and/or Performance Measures as deemed appropriate by the Committee. In no event shall the grant, issuance, retention, vesting or settlement of shares of Restricted Stock or Restricted Stock Units that is based on Performance Measures or a level of achievement measured against Performance Measures be subject to a performance period of less than one year. No condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of Restricted Stock or Restricted Stock Units over a period of less than one year from the date the Award is made, other than as a result of or upon the death, Disability or Retirement of the Participant or a Change in Control.

7.4 Termination of Employment or Directorship Status.  Unless the Committee otherwise consents or permits (before or after the grant or Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

(a) General.  Except as set forth in Section 7.4(b) below, if a Participant ceases to be a Director or Employee during the Restricted Period, the Participant shall have no further right to retain or receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.

(b) Death, Retirement or Disability.  If (i) a Participant’s employment or directorship with the Company is terminated because of death, Disability or (in the case of Employees only) Retirement during the Restricted Period, or (ii) the Company terminates a Participant’s employment other than for Cause, then all restrictions remaining on any or all shares of Restricted Stock and Restricted Stock Units shall terminate automatically with respect to that respective number of such shares or Restricted Stock Units (rounded to the nearest whole number) equal to the respective total number of such shares or Restricted Stock Units granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective Restricted Period. All remaining shares of Restricted Stock and Restricted Stock Units shall be forfeited and returned to the Company. The Committee may, in its sole discretion, waive the restrictions remaining on and forfeiture of any or all such remaining shares of Restricted Stock and Restricted Stock Units either before or after the death, Disability or Retirement of the Participant. Any termination of a Participant because of Disability shall be deemed a termination by the Participant.

7.5 Restrictions on Transferability.

(a) General.  Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) neither shares of Restricted Stock nor Restricted Stock Units may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Restrictions.  The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock or issuable pursuant to Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw-back” provisions, and restrictions under applicable federal or state securities laws.

7.6 Legending of Restricted Stock.  In addition to any other legend that may be set forth on a Participant’s share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Community Shores Bank Corporation Stock Incentive Plan of 2016 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

7.7 Rights as a Shareholder.  Unless the Committee otherwise determines or unless the terms of the applicable restricted stock agreement, restricted stock unit agreement or grant provide otherwise, a Participant shall not have the right to receive dividends or other distributions with respect to (a) Restricted Stock held by the Participant during the Restricted Period, or (b) shares of Common Stock underlying unvested Restricted Stock Units held by the Participant.

7.8 Voting Rights.  Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may not exercise voting rights with respect to those shares during the

Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are issued and outstanding shares on the Company’s stock ledger.

SECTION 8

Stock-Based Awards

8.1 Grant.  Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, in addition to any Stock Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units that a Participant may be granted under the Plan, a Participant may be granted one or more other types of awards based on or related to shares of Common Stock (including the grant of Stock Awards). Such awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. Notwithstanding the previous sentence, Stock Awards shall be settled no later than the 15th day of the third month after the awards vest. Such awards shall be expressed in terms of shares of Common Stock or denominated in units of Common Stock. For purposes of determining the number of shares available under the Plan, each such unit shall count as the number of shares of Common Stock to which it relates.

8.2 Rights as a Shareholder.

(a) Stock Awards.  A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate. Any dividend payment with respect to a Stock Award shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

(b) General.  With respect to shares of Common Stock subject to awards granted under the Plan other than Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards, a Participant shall have such rights as determined by the Committee and set forth in the respective award agreements; and the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to such awards as it considers appropriate.

SECTION 9

Change in Control

If a Change in Control occurs, the parties may agree that outstanding Incentive Awards shall be assumed by, or converted into a substitute award for or with respect to shares of common stock of, the successor or acquiring company (or a parent company thereof) on an economically equivalent basis. The vesting and other terms of any such assumed or substitute award shall be substantially the same as the vesting and other terms and conditions of the original Incentive Award, provided that (a) if the assumed or substituted award is a Stock Option or SAR, the number of shares and exercise or base price shall be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury regulations, and (b) if the assumed or substituted Incentive Award is not a Stock Option or SAR, the number of shares covered by the assumed or substitute Award will be based upon the Change in Control transaction value of the Company’s outstanding shares. If the original Incentive Award is subject to the satisfaction of any performance conditions, then, unless the Committee determines otherwise, such performance conditions shall be deemed to have been satisfied at the target performance level for purposes of determining the extent to which the Incentive Award is earned. If within one year following a Change in Control, a Participant’s employment or other service terminates due to the death or Disability or is terminated by the Company or a successor or acquiring company (or any of its or their affiliates) without Cause or by the recipient for Good Reason, then any outstanding assumed or substitute awards held by such terminated Participant shall immediately be fully vested, and any outstanding assumed or substitute Stock Options and SARs will remain outstanding for at least 180 days after such termination of employment or service (or, if earlier, until the expiration of their original stated terms).

Unless the Committee, acting in its discretion, prescribes an economically equivalent alternative approach, if a Change in Control occurs and if the parties do not agree that an outstanding Incentive Award shall be assumed or substituted by the successor or acquiring company (or a parent company thereof) pursuant to this Section, then such Incentive Award will be deemed fully vested and any performance conditions applicable to such Incentive Award will be deemed satisfied at the target performance level for purposes of determining the extent to which the Incentive Award is earned. Each such Incentive Award shall be cancelled immediately prior to the effective time of the Change in Control in exchange for an amount equal to the per share consideration received by the holders of outstanding shares in the Change in Control transaction, reduced in the case of a Stock Option or SAR by the exercise or base price for such shares. No consideration will be payable in respect of the cancellation of a Stock Option or SAR with an exercise or base price per share that is equal to or greater than the value of the Change in Control transaction consideration per share. The amount payable with respect to the cancellation of an outstanding Award pursuant to this section will be paid in cash, unless the parties to the Change in Control agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or a parent company thereof).

SECTION 10

Performance Measures

10.1 Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section 10, the performance goals upon which the payment or vesting of an Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be based shall be limited to the following Performance Measures:

(a)	Net income (before or after taxes, interest, depreciation, and/or amortization);
(b)	Net income per share;
(c)	Return on equity;
(d)	Cash earnings;
(e)	Cash earnings per share (reflecting dilution of the Common Stock as the Committee deems appropriate and, if the Committee so determines, net of or including dividends);
(f)	Cash earnings return on equity;
(g)	Operating income;
(h)	Operating income per share;
(i)	Operating income return on equity;
(j)	Return on assets;
(k)	Cash flow;
(l)	Cash flow return on capital;
(m)	Return on capital;
(n)	Productivity ratios;
(o)	Share price (including without limitation growth measures, total shareholder return or comparison to indices);
(p)	Expense or cost levels;
(q)	Margins;
(r)	Customer satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey;
(s)	Economic value added measurements;

(t)	Market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas;
(u)	Non-interest income;
(v)	Net interest income;
(w)	Deposit growth; and
(x)	Loan growth.

One or more Performance Measures may be used to measure the performance of one or more of the Company, its Subsidiaries, its Affiliates or any combination of the foregoing, compared to pre-determined levels, as the Committee may deem appropriate, or compared to the performance of a pre-established peer group, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 10.

10.2 Evaluation of Performance.  The Committee may provide in any such Incentive Award that any evaluation of Performance may include or exclude any of the following events or their effects that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable fiscal year, (f) acquisitions, mergers, divestitures or accounting changes, (g) amortization of goodwill or other intangible assets, (h) discontinued operations, and (i) other special charges or extraordinary items. To the extent such inclusions or exclusions affect Incentive Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

10.3 Committee Discretion.  In the event that applicable tax laws, securities laws, or both, change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Incentive Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 10.1.

10.4 Adjustment of Performance-Based Compensation.  Incentive Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be increased or adjusted upward. The Committee shall retain the discretion to decrease or adjust such Incentive Awards downward, and such Incentive Awards may be forfeited in whole or in part.

10.5 Performance-Based Compensation Conditioned on Performance.  Payment of Performance-Based Compensation to a Participant for a Performance Period under this Plan shall be entirely contingent upon achievement of the performance goals established by the Committee pursuant to this Section 10, the satisfaction of which must be substantially uncertain when established by the Committee for the Performance Period.

10.6 Time of Determination of Performance Goals by Committee.  All performance goals to be made by the Committee for a Performance Period pursuant to this Section 10 shall be established in writing by the Committee during the first 90 days of such Performance Period and before 25% of the Performance Period has elapsed.

10.7 Section 162(m) Purpose.  It is intended that the Plan may provide performance-based compensation under Section 162(m) of the Code, and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

10.8 Objective Standards.  Performance-Based Compensation shall be based solely upon objective criteria, consistent with this Section 10, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Performance-Based Compensation to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 10 of the Plan, it may not amend or waive such criteria after the 90th day of the respective Performance Period. The Committee shall have no authority or discretion to increase any Performance-Based Compensation or to construct, modify or apply the measurement of a Participant’s Performance in a manner that will directly or indirectly increase the Performance-Based Compensation for the Participant for any Performance Period above the amount determined by the applicable objective standards established within the time period set forth in Section 10.6.

SECTION 11

General Provisions

11.1 No Rights to Incentive Awards.  No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

11.2 Withholding.  The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and other withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, taxes on income deemed to be recognized as a result of grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate. In addition, the Company may reasonably delay the issuance or delivery of shares of Common Stock pursuant to an Incentive Award as it determines appropriate to address tax withholding and other administrative matters.

11.3 Compliance with Laws; Listing and Registration of Shares.  All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.4 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting, continuing in effect or discontinuing other or additional compensation arrangements, including the grant of Stock Options and other stock-based and stock-related awards, and such arrangements may be either generally applicable or applicable only in specific cases.

11.5 No Right to Employment.  The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained as an Employee or Director of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with the Participant.

11.6 No Liability of Company.  The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or non-sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

11.7 Suspension of Rights under Incentive Awards.  The Company, by written notice to a Participant, may suspend a Participant’s and any transferee’s rights under any Incentive Award for a period not to exceed 60 days while the termination for Cause of that Participant’s employment with the Company and its Subsidiaries is under consideration or while the removal for Cause of the Participant as a Director is under consideration.

11.8 Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

11.9 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

11.10 Claw Back Conditions.  Notwithstanding anything to the contrary contained herein or in an agreement or certificate evidencing an Incentive Award, Incentive Awards and benefits otherwise provided by Incentive Awards made under the Plan shall be subject to the Company’s incentive compensation claw back policies as in effect from time to time, and, as applicable, the claw back requirements of Section 954 of the Dodd-Frank Act.

SECTION 12

Termination and Amendment

12.1 Board and Committee Actions.  The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it; provided, that no such amendment may be made, without the approval of shareholders of the Company, that would (i) except as provided in Section 4.3, reduce the exercise price at which Stock Options, or the base price at which Stock Appreciation Rights, may be granted below the prices provided for in Sections 5.3 and 6.1, respectively, (ii) except as provided in Section 4.3, reduce the exercise price of outstanding Stock Options or the base price of outstanding Stock Appreciation Rights, (iii) increase the individual maximum limits in Section 4.2, or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or other applicable Nasdaq rules.

12.2 No Impairment.  Notwithstanding anything to the contrary in Section 12.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder’s consent; provided, that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the

Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse tax or financial accounting consequences under any tax or accounting standard, law or regulation.

SECTION 13

Effective Date and Duration of the Plan

The Plan shall take effect March 30, 2016, subject to approval by the shareholders at the 2016 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after March 29, 2026.

COMMUNITY SHORES BANK CORPORATION

COMMUNITY SHORES BANK CORPORATION
ATTN: Patricia Siembida
1030 WEST NORTON AVE.
MUSKEGON, MI 49441

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Community Shores Bank Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Heather D. Brolick 02 Bruce J. Essex

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	Approval of the Community Shores Bank Corporation Stock Incentive Plan of 2016.	☐	☐	☐
3	Proposal to ratify appointment of BDO USA, LLP as our independent registered public accounting firm.	☐	☐	☐
4	Advisory approval of the compensation of our named executive officers.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as my properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000287251_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

COMMUNITY SHORES BANK CORPORATION
Proxy Solicited by the Board of Directors
Annual Meeting of Shareholders to be held on May 24, 2016

The undersigned hereby appoints Stanley L. Boelkins and Robert Chandonnet, and each of them, with power to act without the other and with power of substitution in each, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote all of the shares of Community Shores Bank Corporation common stock of the undersigned, at the annual meeting of shareholders of Community Shores Bank Corporation to be held on May 24, 2016, and at any adjournments or postponements of the meeting, with all powers which the undersigned would have if present at the meeting.

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted as to all shares of the undersigned, FOR the election of all nominees for directors, FOR Approval of the Community Shores Bank Corporation Stock Incentive Plan of 2016, FOR the ratification of the independent registered public accounting firm, FOR the advisory approval of the compensation of our named executive officers, and according to the discretion of the Proxies on any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000287251_2 R1.0.1.25